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                                                                   EXHIBIT 3(ii)


                              AMENDED AND RESTATED
                                     BYLAWS

                                       OF

                              THE PRICE REIT, INC.

                                    ARTICLE I

                                     OFFICES

         SECTION 1. REGISTERED OFFICE. The registered office of the corporation in the state of Maryland shall be at 307 Dolphin Street, Baltimore, Maryland 21217.

         SECTION 2. PRINCIPAL EXECUTIVE OFFICE. The principal executive office for the transaction of business of the corporation shall be at such place as the board of directors shall determine.

         SECTION 3. OTHER OFFICES. The board of directors may at any time establish other offices at any place or places where the corporation is qualified to do business.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         SECTION 1. PLACE OF MEETINGS. Meetings of stockholders shall be held at any place within or outside the State of Maryland designated by the board of directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the corporation.

         SECTION 2. ANNUAL MEETING. The annual meeting of the stockholders shall be held each year on a date and at a time designated by the board of directors. At each annual meeting directors shall be elected, and any other proper business may be transacted.

         SECTION 3. SPECIAL MEETING. A special meeting of the stockholders may be held at any time by a majority of the board of directors or by a majority of the Independent Directors, or by the chairman of the board, or by the president, or by one or more stockholders holding shares in the aggregate entitled to cast not less than twenty-five percent (25%) of the votes at the meeting.

         If a special meeting is called by any person or persons other than the board of directors the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president, or the secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of




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Sections 4 and 5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 3 shall be construed as limiting, fixing, affecting the time when a meeting of stockholders called by action of the board of directors may be held.

         SECTION 4. NOTICE OF STOCKHOLDERS' MEETINGS. All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 5 of this Article II not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the stockholders. The notice of meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, the board intends to present for election.

         SECTION 5. MANNER OF GIVING NOTICE, AFFIDAVIT OF NOTICE. Notice of any meeting of stockholders shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the stockholder at the address of that stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent to that stockholder by first-class mail or telegraphic or other written communication to the corporation's principal executive office or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

         If any notice addressed to a stockholder at the address of that stockholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the stockholder at that address all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the stockholder on written demand of the stockholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice to all other stockholders.

         An affidavit of the mailing or other means of giving any notice of any stockholders' meeting shall be executed by the secretary, assistant secretary, or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of the notice, and shall be filed and maintained in the minute book of the corporation.

         SECTION 6. QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of stockholders shall constitute a quorum for the transaction of business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal


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of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

         SECTION 7. ADJOURNED MEETING; NOTICE. Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 6 of this
Article II.

         When any meeting of stockholders, either annual or special is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days, in which case notice shall be given to each stockholder of record entitled to vote at the meeting. Such notice of any adjourned meeting shall be given in accordance with the provisions of Sections 4 and 5 of this Article II. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

         SECTION 8. VOTING. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 11 of this Article II. The stockholders' vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any stockholder before the voting has begun. On any matter other than elections of directors, any stockholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder's approving vote is with respect to all shares that the stockholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by the General Laws of the State of Maryland or by the articles of incorporation.

         SECTION 9. WAIVER OF NOTICE OR CONSENT BY ABSENT STOCKHOLDERS. The transactions of any meeting of stockholders, either annual or special, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting, or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of stockholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 4 of this Article II, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.


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         Attendance of a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.

         SECTION 10. STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT MEETING. Any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. In the case of election of directors, such a consent shall be effective only if it is a unanimous written consent of all shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy on the board of directors that has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records. Any stockholder giving a written consent, or the stockholder's proxyholders, or a transferee of the shares or a personal representative of the stockholder or their respective proxyholders, may revoke the consent by a writing received by the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the secretary of the corporation.

         If the consents of all stockholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such stockholders shall not have been received, the secretary shall give prompt notice of the corporate action approved by the stockholders without a meeting. This notice shall be given in the manner specified in Section 5 of this Article II.

         SECTION 11. RECORD DATE FOR STOCKHOLDER NOTICE, VOTING, AND GIVING CONSENTS. For purposes of determining the stockholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or entitled to give consent to corporate action without a meeting or entitled to exercise any rights in respect of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any other action. Stockholders of record on the date so fixed are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the articles or by agreement or in the General Laws of the State of Maryland.

         If the board of directors does not so fix a record date:

         (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the


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day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

         (b) The record date for determining stockholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the board has been taken, shall be the day on which the first written consent is given.

         (c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of such other action, whichever is later.

         SECTION 12. PROXIES. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the stockholder or the stockholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from date of the proxy, unless otherwise provided in the proxy.

         SECTION 13. INSPECTORS OF ELECTION. Before any meeting of stockholders, the board of directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting and any adjournment thereof. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any stockholder or a stockholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more stockholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three
(3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any stockholder or a stockholder's proxy shall, appoint a person to fill that vacancy.

         These inspectors shall:

         (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

         (b) Receive votes, ballots, or consents;

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         (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

         (d) Count and tabulate all votes or consents;

         (e) Determine when the polls shall close;

         (f) Determine the result; and

         (g) Do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

                                   ARTICLE III

                                    DIRECTORS

         SECTION 1. POWERS. Subject to the provisions of the General Laws of the State of Maryland and any limitations in the articles of incorporation and these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

         SECTION 2. NUMBER OF DIRECTORS. The authorized number of directors of the corporation shall not be less than 3 and not more than 8. The exact number of directors within this range shall be fixed and may from time to time be changed by a resolution adopted by the board of directors. At least a majority of the entire board of directors and a majority of every committee of the board of directors shall be "Independent Directors." An Independent Director shall mean a director who is unaffiliated with, and does not receive compensation from (other than as a result of his or her status as a director of the corporation), the corporation, any advisor, Price or the Property Manager (or any subsidiaries of any of the foregoing).

         SECTION 3. EXPERIENCE OF DIRECTORS. A director shall have had at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the corporation. At least some of the Independent Directors shall have three years of relevant real estate experience.

         SECTION 4. ELECTION AND TERM OF OFFICE OF DIRECTORS. Commencing with the annual meeting for the year 1992, all directors shall be elected at each annual meeting of the stockholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified

         SECTION 5. VACANCIES. Vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, by unanimous written consent of the directors then in office, or by a sole remaining director; provided, however, that any vacancy that must be filled by an Independent Director shall be filled by a majority vote of the remaining Independent Directors, if any, though less than a quorum. A vacancy created by the removal of a

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director by the vote or written consent of the stockholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

         A vacancy or vacancies in the board of directors shall be deemed to exist in the event of the death, resignation, or removal of any director, or if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of directors is increased or if stockholders fail, at any meeting of stockholders at which any director or directors are elected, to elect the number of directors to be voted for at that meeting.

         The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent other than to fill a proxy created by removal shall require the consent of a majority of the outstanding shares entitled to vote.

         Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary, or the board of directors unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

         Any reduction of the authorized number of directors does not remove any director before that director's term of office expires.

         SECTION 6. REMOVAL. A director may be removed by the vote or written consent of the holders of a majority of the outstanding shares and can be removed at a special meeting, called pursuant to Section 10 of this Article III, subject to the provisions of the General Laws of the State of Maryland as in effect at the time of such removal.

         SECTION 7. PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. Regular meetings of the board of directors may be held at any place within or outside the State of Maryland that has been designated from time to time by resolution of the board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board shall be held at any place within or outside the State of Maryland that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the corporation. Members of the board may participate in any meeting, regular or special, through use of conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting.

         SECTION 8. ANNUAL MEETING. Immediately following or prior to each annual meeting of stockholders, the board of directors shall hold a regular meeting for the purpose of organization, any desired election of officers, and the transaction of other business. Notice of this meeting shall not be required.

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         SECTION 9. OTHER REGULAR MEETINGS. Other regular meetings of the board of directors shall be held without call at such time as shall from time to time be fixed by the board of directors. Such regular meetings may be held without notice.

         SECTION 10. SPECIAL MEETINGS. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board or the president or any vice president or the secretary or any two directors.

         Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at the director's address as it is shown on the records of the corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place of the meeting is to be held at the principal executive office of the corporation.

         SECTION 11. QUORUM. A majority of the authorized and fixed number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 13 of this Article III. Except as otherwise provided in these bylaws, the articles of incorporation or by applicable law, every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

         SECTION 12. WAIVER OF NOTICE. The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall be deemed given to any director who attends the meeting without protesting, before or at its commencement, the lack of notice to that director.

         SECTION 13. ADJOURNMENT. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

         SECTION 14. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than twenty-four hours, in which case notice of the time and place shall be given before the time of the

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adjourned meeting, in the manner specified in Section 10 of this Article III, to the directors who were not present at the time of the adjournment

         SECTION 15. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent or consents shall be filed with the minutes of the proceedings of the board.

         SECTION 16. FEES AND COMPENSATION OF DIRECTORS. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the board of directors. This Section 16 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.

         SECTION 17. APPROVAL BY INDEPENDENT DIRECTORS. For all purposes, a transaction which is subject to approval by a majority of the Independent Directors shall be approved if such transaction is approved by a majority of the directors present and entitled to vote at a meeting at which a quorum is present, provided that the Independent Directors voting to approve the transaction constitute an absolute majority of all Independent Directors serving at such time.

         SECTION 18. DUTIES OF INDEPENDENT DIRECTORS. The Independent Directors of the corporation shall have the special duties described in this Section.

         (a) A majority of Independent Directors must approve the transactions referenced in Article IX, Section 3.

         (b) The Independent Directors shall supervise the relationship of the corporation with the Property Manager and shall evaluate the capability and performance of the Property Manager before entering into or renewing any management agreement ("Management Agreement").

         (c) The independent Directors shall determine, from time to time as required, that any payments to the Property Manager for goods or services shall not exceed the customary or prevailing rates for services or fair market value for goods.

         (d) The Independent Directors shall determine whether and to what extent the corporation's proceeds of any sale or financing of property will be reinvested or distributed to stockholders. Distributions shall be paid to the stockholders at the discretion of the Independent Directors, after taking into account such considerations as the Independent Directors may deem relevant at the time any proceeds become available.

         SECTION 19. ADVISOR AGREEMENTS. In the event that the corporation shall enter into any advisory contract providing for an advisor or advisors to direct or perform the day-to-day business affairs of the corporation, the directors shall comply with such requirements and follow

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such guidelines as set forth in the NASAA Statement of Policy Regarding Real
Estate Investment Trusts regarding evaluation and compensation and reimbursement of fees for such advisor.

         SECTION 20. MANAGEMENT AGREEMENTS. The board of directors may delegate the duty of operating the corporation's real property investments to a property manager (the "Property Manager") pursuant to a written Management Agreement or any renewal thereof. The board of directors, including all of the Independent Directors, must approve the initial terms of such Management Agreement as being fair and reasonable to the corporation.

                                   ARTICLE IV

                                   COMMITTEES

         SECTION 1. COMMITTEE OF DIRECTORS. The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, including an Audit Committee and an Executive Committee, each consisting of three or more directors, to serve at the pleasure of the board, provided the majority of the members of each committee except the Executive Committee are Independent Directors. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

         (a) the approval of any action which, under the General Laws of the State of Maryland, also requires stockholders, approval or approval of the outstanding shares;

         (b) the filling of vacancies on the board of directors or in any committee;

         (c) the fixing of compensation of the directors for serving on the board or on any committee;

         (d) the amendment or repeal of bylaws or the adoption of new bylaws;

         (e) the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;

         (f) the declaration of dividends or distributions on stock of the corporation;

         (g) the issuance of stock other than as authorized to be undertaken by a committee under the General Laws of the State of Maryland;

         (h) the recommendation to the stockholders of any action which requires stockholder approval; or

         (i) the approval of any merger or share exchange which does not require stockholder approval.


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         SECTION 2. MEETINGS AND ACTION OF COMMITTEES. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Sections 7 (place of meetings), 9 (regular meetings), 10 (special meetings and notice), 11 (quorum), 12 (waiver of notice), 13 (adjournment), 14 (notice of adjournment), and 15 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee; special meetings of committees may also be called by resolution of the board of directors; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

         SECTION 3. AUDIT COMMITTEE. The Audit Committee shall select and engage on behalf of the corporation, subject to the consent of the stockholders, and fix the compensation of, a firm of certified public accountants whose duty it shall be to audit the books and accounts of the corporation and its subsidiaries for the fiscal year in which they are appointed, and who shall confer with the auditors and shall determine, and from time to time shall report to the board of directors upon the scope of the auditing of the books and accounts of the corporation and its subsidiaries. The Audit Committee shall also be responsible for determining that the business practices and conduct of employees and other representatives of the corporation and its subsidiaries comply with the policies and procedures of the corporation. None of the members of the Audit Committee shall be officers or employees of the corporation.

         SECTION 4. EXECUTIVE COMMITTEE. The Executive Committee shall engage in transactions on behalf of the corporation that arise in the ordinary course of business, subject to the duties of the Independent Directors and to the limitations set forth in Section 1 of this Article IV.


                                    ARTICLE V

                                    OFFICERS

         SECTION 1. OFFICERS. The officers of the corporation shall be a president, a secretary, and a treasurer, who may also be known as the chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this
Article V. Any number of offices may be held by the same person except that no person shall serve concurrently as both president and vice president of the corporation.

         SECTION 2. ELECTION OF OFFICERS. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of
Section 3 or Section 5 of Article V, shall be chosen by the board of directors, and each shall serve at the pleasure of the board, subject to all rights, if any, of an officer under any contract of employment.

         SECTION 3. SUBORDINATE OFFICERS. The board of directors may appoint, and may empower the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the board of directors may from time to time determine.

         SECTION 4. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting of the board, or except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

         Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

         SECTION 5. VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

         SECTION 6. PRESIDENT. The president shall be the general manager and chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation. He or she preside at all meetings of the stockholders and at all meetings of the board of directors. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or the bylaws.

         SECTION 7. VICE PRESIDENTS. In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or the bylaws, and the president, or the chairman of the board.

         SECTION 8. SECRETARY. The secretary, or an assistant secretary, shall keep or cause to be kept at the principal executive office or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders, meetings, and the proceedings.

         The secretary or an assistant secretary shall keep or cause to be kept at the principal executive office or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

         The secretary or an assistant secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required by the bylaws or by law to be given, shall keep the seal of the corporation, if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by the bylaws.

         SECTION 9. TREASURER/CHIEF FINANCIAL OFFICER. The treasurer/chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

         The treasurer/chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. He or she shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his or her transactions as treasurer/chief financial officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the board of directors or the bylaws.


                                   ARTICLE VI

                     INDEMNIFICATION OF DIRECTORS, OFFICERS,
                           EMPLOYEES, AND OTHER AGENTS

         SECTION 1. RIGHT TO INDEMNIFICATION. Each director or officer of the corporation who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceedings is alleged action in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent permitted by the General Laws of the State of Maryland, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, penalties, amounts paid or to be paid in settlement or ERISA excise taxes) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators. The corporation may, by action of its Board of Directors, either on a general basis or as designated by the Board of Directors, provide indemnification to employees and agents of the corporation, and to directors, officers, employees and agents of the corporation's subsidiaries, with the same scope and effect as the foregoing indemnification of directors and officers. Notwithstanding anything in this Section to the contrary, no person shall be entitled to indemnification pursuant to this Section on account of any suit in which judgment is rendered against such person and where (i) it is established that the act or omission of the person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the person actually received an improper personal benefit in money, property, or services, (iii) in the case of any criminal proceeding, the person had reasonable cause to believe that the act or omission was unlawful, or (iv) the judgment is for an accounting of profits made from the purchase and sale by such person of securities of the corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934.

         SECTION 2. NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the articles of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Each person who is or becomes a director or officer of the corporation shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided in this Article.

         SECTION 3. NOTICE TO STOCKHOLDERS. Any indemnification of, or advance of expenses to, a director in accordance with this Article, if arising out of a proceeding by or in The right of the corporation, shall be reported in writing to the stockholders with the notice of the next stockholders meeting or prior to the meeting.

         SECTION 4. EXPENSES AS A WITNESS. To the extent that any director, officer, employee or agent of the corporation is by reason of such position, or a position with another entity at the request of the corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her on his or her behalf in connection therewith.

         SECTION 5. INDEMNITY AGREEMENTS. The corporation any enter into indemnity agreements with the persons who are members of it board of directors from time to time, and with such officers, employees, and agents of the corporation and with such officers, directors, employees and agents of subsidiaries as the board may designate, such indemnity agreements to provide in substance that the corporation will indemnify such persons as contemplated by this Article, and to include any other substantive or procedural provisions regarding indemnification as are not inconsistent with the General Laws of the State of Maryland. The provisions of such indemnity agreements shall prevail to the extent that they limit or condition or differ from the provisions of this Article.

         SECTION 6. DEFINITION OF CORPORATION. For purposes of this Article VI reference to "the corporation" includes all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director or officer of such a constituent corporation shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation in the same capacity.

         SECTION 7. ADVANCE OF EXPENSES. Expenses incurred in defending any proceeding may be advanced by this corporation before the final disposition of the proceeding on receipt of (i) a written affirmation by the agent of the agent's good faith belief that the standard of conduct necessary for indemnification as set forth in this Article and the General Laws of the State of Maryland has been met; and (ii) an undertaking by or on behalf of the agent to repay that amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Article and the General Laws of the State of Maryland.

         SECTION 8. OTHER CONTRACTUAL RIGHTS. Nothing contained in this Article shall affect any right to indemnification to which persons other than directors and officers of this corporation or any subsidiary hereof may be entitled by contract or otherwise.

         SECTION 9. LIMITATIONS. No indemnification or advance shall be made under this Article, except as provided in Section 4 or Section 5(d), in any circumstance where it appears:

         (a) That it would be inconsistent with a provision of the articles, a resolution of the stockholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

         (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

         SECTION 10. INSURANCE. Upon and in the event of a determination by the board of directors of this corporation to purchase such insurance, this corporation shall purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such whether or not this corporation would have the power to indemnify the agent against that liability under this Article.

         SECTION 11. FIDUCIARIES OF CORPORATE EMPLOYEE BENEFIT PLAN. This Article does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person's capacity as such, even though the person may also be an agent of the corporation as defined in Section 1 of this Article. This corporation shall have the power to indemnify such a trustee, investment manager, or other fiduciary to the extent permitted by applicable law other than this Article.

                                   ARTICLE VII

                               RECORDS AND REPORTS

         SECTION 1. MAINTENANCE AND INSPECTION OF SHARE REGISTER. The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the board of directors, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each stockholder.

         A stockholder or stockholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of stock of any class of the corporation may (i) present to any officer or resident agent of the corporation a written request for a statement of the corporation's affairs; (ii) inspect and copy the records of stockholders, names and addresses and shareholdings during usual business hours on five (5) days' prior written demand on the corporation, and (iii) obtain from the transfer agent of the corporation, on written demand and on tender of such transfer agent's usual charges for such list, a list of the stockholders, names and addresses who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the stockholder after the date of demand. This list shall be made available to any such stockholder by the transfer agent on or before the later of five (5) days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled. The record of stockholders shall also be open to inspection on the written demand of any stockholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interests as a stockholder or as the holder of a voting trust certificate. With respect to a request for a statement of affairs, such a statement, prepared in accordance with the General Laws of the State of Maryland, shall be prepared and placed on file at the corporation's principal executive office within twenty (20) days after such a request is made. Any inspection and copying under this Section 1 may be made in person or by an agent or attorney of the stockholder or holder of a voting trust certificate making the demand.

         SECTION 2. MAINTENANCE AND INSPECTION OF BYLAWS. The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of Maryland, at its principal business office in this state, the original or a copy of the bylaws as amended to date, which shall be open to inspection by the stockholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of Maryland and the corporation has no principal business office in this state, the Secretary shall, upon the written request of any stockholder, furnish to that stockholder a copy of the bylaws as amended to date.

         SECTION 3. MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS. The accounting books and records and minutes of proceedings of the stockholders and the board of directors and any committee or committees of the board of directors shall be kept at such place or places designated by the board of directors, or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any stockholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a stockholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

         SECTION 4. INSPECTION BY DIRECTORS. Every director shall have the right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

         SECTION 5. ANNUAL REPORT TO STOCKHOLDERS. The board of directors shall cause an annual report to be sent to the stockholders not later than one hundred twenty (120) days after the close of the fiscal year adopted by the corporation. This report shall be delivered at least thirty (30) days before the annual meeting of stockholders to be held during the next fiscal year and in the manner specified in Section 5 of Article II of these bylaws for giving notice to stockholders of the corporation. The annual report shall contain a balance sheet as of the end of the fiscal year and an income statement and statement of cash flows for the fiscal year, accompanied by a report of independent accountants.

         The corporation shall include in its annual report the ratio of the costs of raising capital during the period to the capital raised. The corporation shall also include in its annual report full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the corporation and the directors and/or Affiliates thereof occurring in the year for which the annual report is made.

         SECTION 6. FINANCIAL STATEMENTS. A copy of any annual financial statement and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each such period, that has been prepared by the corporation shall be kept on file in the principal executive office of the corporation for twelve
(12) months from the date of its execution, and each such statement shall be exhibited at all reasonable times to any stockholder demanding an examination of any such statement or a copy shall be made to any such stockholder.

         If a stockholder or stockholders holding at least five percent (5%) of the outstanding shares of any class of stock of the corporation makes a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the then current fiscal year ended more than thirty (30) days before the date of the request, and a balance sheet of the corporation at the end of that period, the chief financial officer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or mail that statement or statements to the person making the request within thirty (30) days after the receipt of the request. If the corporation has not sent to the stockholders its annual report for the last fiscal year, this report shall likewise be delivered or mailed to the stockholder or stockholders within thirty (30) days after the request.

         The corporation shall also, on the written request of any stockholder, mail to the stockholders a copy of the last annual, semi-annual, or quarterly income statement which it has prepared, and a balance sheet as of the end of that period.

         The quarterly income statements and balance sheets referred to in this Section shall be accompanied by the report, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.

         SECTION 7. DISCLOSURE ON DISTRIBUTION. Any distribution to stockholders of income or capital assets of the corporation shall be accompanied by a written statement disclosing the source of the funds distributed. If such information is not available at the time of distribution, a written explanation of the relevant circumstances will accompany the distribution and the written statement disclosing the source of funds distributed will be sent to the stockholders not later than 60 days after the close of the fiscal year in which distribution was made.


                                  ARTICLE VIII

                            GENERAL CORPORATE MATTERS

         SECTION 1. RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING. For purposes of determining the stockholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than action by stockholders by written consent without a meeting), the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days or less than ten (10) days before any such action, and in that case only stockholders of record on the date so fixed are entitled to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the General Laws of the State of Maryland.

         If the board of directors does not so fix a record date, the record date for determining stockholders for any such purpose shall be at the close of business on the date on which the board adopts the resolution relating thereto, or the sixtieth (60th) day before the date of that action, whichever is later.

         SECTION 2. CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS. All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as from time to time, shall be determined by resolution of the board of directors.

         SECTION 3. CORPORATE CONTRACTS AND INSTRUMENTS: HOW EXECUTED. The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the board of directors or within the agency power of any officer, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

         SECTION 4. CERTIFICATES FOR SHARES. A certificate or certificates for shares of capital stock will be issued to each stockholder, upon such stockholder's written request, when any of these shares are fully paid, and the board of directors may authorize the issuance of certificates and/or shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid. Each certificate shall include on its face the name of the corporation, the name of the stockholder or other person to whom it is issued, and a signature in the name of the corporation by the chairman of the board or vice chairman of the board or the president or a vice president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the stockholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate has ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue. All shares shall be non-assessable.

         SECTION 5. LOST CERTIFICATES. Except as provided in this Section 5, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation and canceled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

         SECTION 6. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The chairman of the board, the president, or any vice president, or any other person authorized by resolution of the board of directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority granted to these officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by proxy elected by any of these officers.

         SECTION 7. CONSTRUCTION AND DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Laws of the

State of Maryland shall govern the construction of these bylaws without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.


                                   ARTICLE IX

                                INVESTMENT POLICY

         SECTION 1. GENERAL STATEMENT OF POLICY. It is the general policy of the corporation that the assets of the corporation be invested principally in investments which will conserve and protect the corporation's invested capital, produce cash distributions, and offer the potential for capital appreciation to be realized upon the sale, refinancing or other disposition of investments, consistent in all respects with the corporation's intention that the corporation qualify as a real estate investment trust under the applicable provisions of the Internal Revenue Code.

         SECTION 2. PROHIBITED INVESTMENTS AND ACTIVITIES. Notwithstanding
Section 1 and subject to other limitations and restrictions as may be imposed by the directors from time to time, the corporation shall not engage in any of the following investment practices or activities:

         (a) Invest more than ten percent (10%) of Total Assets in Unimproved Real Property, or in Mortgage Loans secured by Unimproved Real Property.

         (b) Invest in commodities, or in commodity future contracts or effect short sales of commodities or securities. Such limitation is not intended to apply to investments in interest rate futures or short sales when implemented solely for "bona fide hedging purposes" within the meaning and intent of ss. 1.3(z)(1) of the Regulations issued under the Commodity Exchange Act, as amended from time to time.

         (c) Invest in or make Mortgage Loans unless (i) in cases in which the Independent Directors so determine, and in any case of a transaction to which a director, any advisor or Affiliates thereof are a party, the corporation shall have first obtained an appraisal as to the value of the underlying Real Property prepared by an independent, qualified appraiser of Real Property, (ii) the corporation shall have first obtained a mortgagee's or owner's title insurance policy or commitment therefore as to the priority of the corresponding Mortgage or the condition of title to the underlying Real Property; and (iii) the aggregate amount of all Mortgage Loans outstanding on a single parcel of Real Property, including the amount of the Mortgage Loan in which the corporation has invested, is not greater than eighty-five percent (85%) of the appraised value of such Real Property as determined by appraisal, unless substantial justification exists because of the presence of other Mortgage Loan underwriting criteria. Any appraisal obtained by the corporation pursuant to this subparagraph shall be maintained in the corporation's records for a period of not less than five years and shall be available for inspection and duplication (during normal business hours) by any stockholder.

         (d) Invest in or make any Junior Mortgage Loan unless (i) the capital invested in such Junior Mortgage Loan is adequately secured on the basis of the equity of the borrower in the property underlying such investment and the ability of the borrower to repay such Junior Mortgage Loan; (ii) the senior mortgage is held by a Person other than any director, advisor or one of their Affiliates; and (iii) the total Junior Mortgage Loans will not exceed twenty-five (25%) of the corporation's assets.

         (e) Invest in the equity securities of any non-governmental issuer, including other real estate investment trusts or limited partnerships, for a period in excess of 18 months.

         (f) Engage in trading of Securities, as compared with investment activities.

         (g) Issue equity Securities redeemable at the option of the holders thereof.

         (h) Engage in underwriting or the agency distribution of Securities issued by others.

         (i) Issue options or warrants to purchase shares at an exercise price, or for consideration which consists of services or is otherwise than for cash, that in the judgment of the directors (including a majority of the Independent Directors in the case of the grant of any option or warrant to any director, advisor or employee of the corporation or an Affiliate thereof) is less than the fair market value of such shares on the date of grant, or which are for a number of shares that (when added to the number of other shares issuable pursuant to all then outstanding options and warrants) is in excess of 10% of the number of shares on the date of grant. Warrants, options or share purchase rights that are issued ratably to the holders of all shares or another class of Securities are not prohibited by, or to be included within the limitations of, the preceding sentence of this subparagraph.

         (j) Issue debt Securities unless the historical debt service coverage (in the most recently completed fiscal year), and as amended from time to time, as adjusted for known changes, is or will be sufficient to properly service that higher level of debt.

         (k) Invest in contracts for the sale of Real Property, unless such contracts are in recordable form and are appropriately recorded in the chain of title.

         (l) Issue shares which are assessable, or issue shares on a deferred basis.

         (m) Incur Indebtedness which would result, after giving effect thereto, in aggregate indebtedness of the corporation, secured and unsecured, exceeding three hundred percent (300%) of the Net Assets of the corporation, in the absence of a satisfactory showing that a higher level of indebtedness is appropriate. The aggregate indebtedness of the corporation, secured and unsecured, shall in all respects be reasonable in relation to the Net Assets of the corporation, and the level of such aggregate indebtedness shall be reviewed by the directors at least quarterly.

         (n) The total of all Acquisition fees and Acquisition expenses paid by the corporation in connection with a purchase or refinancing of a Real Estate Investment by the corporation shall be reasonable and shall not exceed an amount equal to six percent (6%) of the Contract Price for the Real Property, or, in the case of a Mortgage Loan, six percent (6%) of the funds advanced, unless, in each case, a majority of the directors (including a majority of the Independent Directors) not otherwise interested in the transaction approves the transaction as being commercially competitive, fair and reasonable to the corporation. For purposes hereof, "Contract Price for the Real Property" shall mean the amount actually paid or allocated to the purchase, development, construction or improvement of such Real Property, exclusive of applicable acquisition fees and acquisition expenses.

         (o) Acquire Securities in any company holding investments or engaging in activities prohibited by this Section 2

         SECTION 3. AFFILIATE TRANSACTIONS. Subject to other limitations and restrictions as may be imposed by the directors from time to time, the corporation shall not engage in any of the following investment practices or activities:

         (a) Make loans to or borrow from, or enter into any contract, joint venture or transaction with, any director of the corporation, Price, any advisor or any Affiliate of the foregoing unless a majority of the directors (including a majority of the Independent Directors) not parties to or having a financial interest in such contract or transaction have determined that the transaction is fair and reasonable to the corporation.

         (b) Purchase Real Property from, or invest in any Real Estate Investment pursuant to a transaction with Price, any director, any advisor or any Affiliate of any of the foregoing unless a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transaction determines that such transaction is fair and reasonable to the corporation and that such transaction is at a price to the corporation not in excess of its then current fair market value of such Real Property or Real Estate Investment as determined by independent appraisers of real estate assets; provided, however, that (i) the transactions contemplated by the corporation's initial Registration Statement on Form S-11 filed in August 1991 and (ii) sale-leaseback transactions with Price involving Price Club retail warehouses shall be exempted from the provisions of this subsection.

         (c) Sell property to Price, any director, any advisor, or any Affiliate of the foregoing, other than the sale of all or part of the corporation's interest in a venture to a party who is already a party to the venture or pursuant to the provision of any lease with Price.

         (d) If any director or an Affiliate thereof provides a substantial amount of the services in the effort to sell Real Property of the corporation, then such Person may receive up to one-half of the brokerage commission paid in connection with such transaction, but in no event shall such Person receive an amount exceeding three percent (3%) of the contracted for sales price. In addition, the amount paid, when added to the sums paid to unaffiliated parties in such capacity, shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to six percent (6%) of the contracted for sales price.

         SECTION 4. DEFINITIONS. The terms defined in this Section 4 whenever used in these bylaws shall, unless the context otherwise requires, have the respective meanings hereinafter

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

specified in this Section 4. In these bylaws, the masculine and feminine gender and the singular and plural number shall be interchangeable, as the context requires.

         4.1 Act. The "Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         4.2. Acquisition Fees; acquisition expenses. "Acquisition fees" shall mean the total of all fees and commissions paid by any party in connection with the making of or investing in Mortgage Loans or the purchase or development of Real Property by the corporation. "Acquisition fees" shall include any real estate commission, selection fee, development fee, non-recurring management fee or any fee of a similar nature, however designated. "Acquisition expenses" shall mean and include legal fees and expenses, travel and communication expenses, costs or appraisals, non-refundable option payments on Real Property not acquired, accounting fees and expenses, title insurance and miscellaneous expenses, in each case related to the selection and acquisition of properties, whether or not acquired.

         4.3 Affiliate. "Affiliate" shall mean, as to any Person, (i) any other Person directly or indirectly controlling, controlled by or under common control with such Person or (ii) any other Person that owns or controls ten percent (10%) or more of the outstanding voting securities or beneficial interests of such Person.

         4.4 Average Invested Assets. "Average Invested Assets" for any period shall mean the average of the aggregate book value of the assets of the corporation invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during such period.

         4.5 Competitive Real Estate Commission. "Competitive Real Estate Commission" shall mean that real estate or brokerage commission paid for the purchase or sale of a property which is reasonable, customary and competitive in light of the size, type and location of such property.

         4.6 First Mortgage. "First Mortgage" shall mean a Mortgage which takes priority or precedence over all other charges or liens upon the same Real Property, other than a lessee's interest therein, and which must be satisfied before such other charges are entitled to participate in the proceeds of any sale. Such Mortgage may be upon a lessee's interest in Real Property. Such priority shall not be deemed abrogated by liens for taxes, assessments which are not delinquent or remain payable without penalty, contracts (other than contracts for repayment of borrowed moneys) or leases, mechanics' and materialmen's liens for work performed and materials furnished which are not in default or are in good faith being contested, and other claims normally deemed in the local jurisdiction not to abrogate the priority of a First Mortgage.

         4.7 First Mortgage Loan. "First Mortgage Loan" shall mean a Mortgage Loan secured or collateralized by a First Mortgage.

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         4.8 Indebtedness. "Indebtedness" shall mean the amount of all obligations of the corporation, secured and unsecured, for money borrowed, including all obligations issued or assumed by the corporation as full or partial payment for property, in each case except to the extent money shall have been set aside or deposited for the payment thereof. "Indebtedness" shall be computed without any discount or premium due to the fact that the interest rate on financing associated with one or more property acquisitions of the corporation is below or above a market rate of interest at the time of any such acquisition.

         4.9 Junior Mortgage. Junior Mortgage shall mean a Mortgage which is not a First Mortgage.

         4.10 Junior Mortgage Loan. "Junior Mortgage Loan" shall mean a Mortgage Loan secured or collateralized by a Junior Mortgage, and also includes any Subordinated Land Purchase-Leaseback.

         4.11 Land Purchase-Leaseback; Subordinated Land Purchase-Leaseback. "Land Purchase-Leaseback" shall mean a transaction involving the purchase of the land on which improvements are or are to be constructed, and the lease, generally to the seller, of the land pursuant to a land or ground lease. In a "Subordinated Land Purchase-Leaseback" transaction, the corporation's interest in the land will be subject to a First Mortgage and other liens or security interests which are liens on the entire Real Property, including the land.

         4.12 Mortgage. "Mortgage" shall mean the security interest in Real Property granted to secure a Mortgage Loan.

         4.13 Mortgage Loan. "Mortgage Loan" shall mean a note, bond or other evidence of indebtedness or obligation which is secured or collateralized by an interest in Real Property.

         4.14 Net Income. "Net Income" for any period shall mean total revenues applicable to such period, less the expenses applicable to such period other than additions to reserves for depreciation or bad debts or other similar noncash reserves.

         4.15 Person. "Person" shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a business trust, an unincorporated organization, or any other entity.

         4.16 Price. "Price" shall mean The Price Company or any of its subsidiaries.

         4.17 Real Estate Investment. "Real Estate Investment" shall mean any direct or indirect investment in any interest in Real Property (including Land Purchase-Leaseback transactions) or in any Mortgage Loan, or in any entity, partnership or venture whose principal purpose is to make any such investment or investments.

         4.18 Real Property. "Real Property" shall mean and include land, rights and interests in land, leasehold interests (including but not limited to interests of a lessor or lessee therein), and any buildings, structures, improvements, fixtures and equipment located on or to be located on or


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

used or to be used in connection with land, leasehold interests and rights in land or interests in land, but does not include Mortgages, Mortgage Loans, or interests therein.

         4.19 Securities. "Securities" shall mean any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire any of the foregoing.

         4.20 Total Assets; Invested Assets; Net Assets. "Total Assets" shall mean the total invested assets of the corporation, without deducting therefrom any liabilities of the corporation and including depreciable assets therein at the cost of such assets on the books of the corporation before deducting depreciation or other non-cash reserves. "Invested Assets" shall mean the aggregate book values of the Real Estate Investments of the corporation. "Net Assets" shall mean Total Assets (other than intangibles) less total liabilities, calculated at least on a quarterly basis consistently applied.

         4.21 Total Operating Expenses. "Total Operating Expenses" shall mean all operating, general, and administrative expenses of the corporation as determined under generally accepted accounting principles except the expenses of raising capital, interest payments, taxes, noncash expenditures (e.g., depreciation, amortization, bad debt reserve), and the costs related directly to asset acquisition, operation, and disposition.

         4.22 Unimproved Real Property. "Unimproved Real Property" shall mean an investment in Real Property which (a) is an equity interest in Real Property which has not been acquired for the purpose of producing rental or other operating income and (b) relates to land on which (i) no development or construction is in progress, and (ii) no development or construction is planned in good faith to commence within one year.


                                    ARTICLE X

                                   AMENDMENTS

         SECTION 1. AMENDMENT BY STOCKHOLDERS. New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the articles of incorporation of the corporation set forth the number of authorized directors of the corporation, the authorized number of directors may be changed only by an amendment of the articles of incorporation.

         SECTION 2. AMENDMENT BY DIRECTORS. Subject to the rights of the stockholders as provided in Section 1 of this Article X and the General Laws of the State of Maryland, bylaws may be adopted, amended, or repealed by the board of directors.

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